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                                                                    Exhibit 10.5

                          INVESTOR'S RIGHTS AGREEMENT



        THIS INVESTOR'S RIGHTS AGREEMENT (the "Agreement") is made as of August 21, 1996, by and between Nevada Bob's Holdings, Inc., a Delaware corporation (the "Company"), and The Arnold Palmer Golf Company, a Tennessee corporation (the "Shareholder").

                                   SECTION 1

                Restrictions on Transferability of Securities;
                               Registration Rights

        1.1 Certain Definitions. As used in Sections 1, 2, 3 and 4 of this Agreement, the following terms shall have the following respective meanings:

                "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                "Common Equivalent Basis" shall mean the basis upon which the Shareholder's percentage of the equity in the Company is computed, determined as follows: divide: (i) the number of shares of Series A Common Stock (other than Conversion Stock) owned by the Stockholder plus the number of shares of Conversion Stock which the Stockholder owns or to which the Stockholder is entitled; by (ii) the number of shares of Series A Common Stock outstanding plus the number of shares of Series A Common Stock issuable upon conversion (at the then applicable conversion rate) of all then outstanding shares of convertible Preferred Stock and Common Stock.

                "Common Stock" shall mean the authorized shares of Common Stock, $0.001 par value per share, of the Company.

                "Conversion Stock" shall mean the Series A Common Stock issued or issuable pursuant to conversion of the Series D Preferred stock.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                "Preferred Stock" shall mean the authorized shares of Preferred Stock, $0.001 per value per share, of the Company.

                "Registrable Securities" shall mean (i) the Conversion Stock of the Shareholder, (ii) any Common Stock acquired by the Shareholder



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        pursuant to its exercise of its right of first refusal under Section
        2.1 hereof and (iii) any Common Stock issued or issuable in respect of items (i) and (ii) of this paragraph upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Series D Preferred Stock or the Conversion Stock of the Shareholder; provided, however, that the shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been
        (1) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (2) sold or are available for sale in the opinion of counsel to the Company in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are or may be removed upon the consummation of such sale.

                The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                "Registration Expenses" shall mean all expenses, except Selling Expenses as defined below, incurred by the Company in complying with Sections 1.5 and 1.6 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, courier and shipping charges, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                "Restricted Securities" shall mean any Registrable Securities required to bear the legend set forth in Section 1.3 hereof.

                "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Shareholder and all fees and disbursements of counsel for the Shareholder.

                "Series A Common Stock" shall mean the shares of Common Stock designated "Series A Common Stock".



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               "Series D Preferred Stock" shall mean the shares of Preferred
        Stock of the Company designated "Series D Preferred Stock".

        1.2    Restrictions on Transferability.

               (a) The Series D Preferred Stock and the Conversion Stock of the Shareholder shall not be sold, assigned, transferred or pledged except upon satisfaction of the conditions specified in this Section 1, which conditions are, among other things, intended to ensure compliance with the provisions of the Securities Act. The Shareholder shall cause any proposed purchaser, assignee, transferee or pledgee of the Series D Preferred Stock or Conversion Stock held by the Shareholder to agree to take and hold such securities subject to the provisions and conditions of this Section 1.

               (b) The Shareholder may transfer or assign the registration rights granted by the Company under this Section 1 only to a transferee or assignee of not less than 100,000 shares of Registrable Securities (as adjusted for stock dividends, combinations or splits with respect to such shares), provided that (i) the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and (ii) the transferee or assignee of such rights assumes in writing the obligations of the Shareholder under this Section 1 and any other obligations that the transferee or assignee may be obligated to assume under any other sections of this Agreement.

        1.3 Restrictive Legend. Each certificate representing (a) the Series D Preferred Stock, (b) any Common Stock of the Shareholder issued pursuant to the conversion of the Series D Preferred Stock, (c) any securities acquired by the Shareholder pursuant to its exercise of its right of first refusal under
Section 2.1 hereof and (d) any other securities issued in respect of the Series D Preferred Stock, the Conversion Stock or the Series A Common Stock of the Shareholder upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required by the Company under Section 3.1 of this Agreement and any other legends that the Company determines are necessary or appropriate under applicable securities laws):

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF



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        COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT
        REQUIRED. COPIES OF THE AGREEMENTS TO WHICH THE CORPORATION IS A PARTY COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

        The Shareholder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Series A Common Stock, Series D Preferred Stock or the Conversion Stock of the Shareholder in order to implement the restrictions on transfer established in this Section 1.

        1.4 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 1.4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (a) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (b) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company, subject in every case to the right of first refusal of the Company set forth in Section 3.1. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section
1.3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

        1.5    Company Registration.

               (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other



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         than (i) a registration relating solely to employee benefit plans or
         (ii) a registration relating solely to a transaction pursuant to Rule 145 of the Securities Act (a "Rule 145 Transaction"), the Company will:

                      (1) promptly give to the Shareholder and/or its assigns written notice thereof; and

                      (2) include in such registration (and any related
               qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within twenty
               (20) days after receipt of such written notice to the Company, by the Shareholder.

               (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Shareholder as part of the written notice given pursuant to Section 1.5(a)(1). In such event the right of the Shareholder to registration pursuant to this Section 1.5 shall be conditioned upon its participation in such underwriting and the inclusion of the Shareholder's Registrable Securities in the underwriting to the extent provided herein. When proposing to distribute its securities through such underwriting, the Shareholder shall (together with the Company and any and all other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, it shall so advise the Shareholder in writing specifying the marketing factors imposing a limitation on the number of shares to be underwritten, and the managing underwriter may limit the Registrable Securities to be included in such registration on a pro-rata basis with all other securities to be included in such registration other than those being registered for the Company's own account.

               (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.5 prior to the effectiveness of such registration whether or not any holder has elected to include securities in such registration. If the Shareholder disapproves of the final terms of any underwriting undertaken pursuant to this Section 1.5, the Shareholder. may elect to withdraw therefrom by written notice to the Company and the managing underwriter. If the Shareholder so elects, the Company shall either (i) withdraw such Registrable Securities from registration or (ii) substitute newly issued shares of the Company for such Registrable Securities in such registration.



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        1.6 Registration on Form S-3.

                (a) If the Shareholder requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for public offering of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed One Million U.S. Dollars (US$1,000,000), and the Company is then entitled to use Form S-3 under applicable Commission rules to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Shareholder may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 1.6 in any twelve (12) month period or in the excess of two (2) registrations under this Section
        1.6. The substantive provisions of Section 1.5(b) shall be applicable to each registration initiated under this Section 1.6.

                (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.6; (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days of the receipt of the request of the Shareholder, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 Transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); (iii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 Transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective or (iv) if the Company shall furnish to the Shareholder a certificate signed by the President of the Company stating that in the good faith Judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed one hundred twenty (120) days from the receipt of the Shareholder's request to file such registration.



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        1.7 Limitations on Subsequent-Registration Rights. From and after the date hereof, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless (a) such new registration rights, including standoff obligations, are on a pari passu basis with those rights of the Shareholder hereunder; or (b) such new registration rights, including standoff obligations, are subordinate to the registration rights granted to the Shareholder hereunder. The Company will notify the Shareholder of any such rights so granted.

        1.8 Expenses of Registration. All Registration Expenses incurred in connection with all registrations pursuant to Sections 1.5 and 1.6, shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Shareholder pursuant to Sections 1.5 and 1.6 shall be borne by the Shareholder.

        1.9 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company shall keep the Shareholder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company shall:

                (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days, provided that no such registration shall constitute a shelf registration under Rule 415 promulgated by the Commission under the Securities Act;

                (b) Enter into a written underwriting agreement in customary form and substance reasonably satisfactory to the Company, the Shareholder and the managing underwriter or underwriters of the public offering of such securities, if the offering is to be underwritten in whole or in part;

                (c) Furnish to the Shareholder and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                (d) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdiction as the Shareholder may reasonably request within ten (10) days prior to the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or



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        to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

                (e) Notify the Shareholder promptly after it shall receive notice thereof of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                (f) Notify the Shareholder promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                (g) Prepare and file with the Commission promptly upon the request of the Shareholder any amendments or supplements to such registration statement or prospectus which, in the reasonable opinion of counsel for the Shareholder, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by the Shareholder;

                (h) Prepare and promptly file with the Commission, and promptly notify the Shareholder of the filing of, any such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

                (i) In case the Shareholder or any underwriter for the Shareholder is required to deliver a prospectus at a time when the prospectus then in effect may no longer be used under the Securities Act, prepare promptly upon request such amendment or amendments to such registration statement and such prospectuses as may be necessary to permit compliance with the requirements of the Securities Act;

                (j) Advise the Shareholder promptly after it shall receive notice or obtain knowledge thereof of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

                (k) At the request of the Shareholder, furnish on the effective date of the registration statement and, if such registration includes an underwritten public offering at the closing provided for in the



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         underwriting agreement, (i) an opinion, dated each such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Shareholder, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings; and (ii) use its best efforts to obtain a letter dated each such date, from the independent public accountants of the Company, to the extent that such accountants are willing to provide such a letter, addressed to the underwriters, if any, and to the Shareholder, stating that they are independent public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other financial matters, including information as to the period ending not more than five (5) business days prior to the date of such letter with respect to the registration statement and prospectus, as the underwriters or the Shareholder may reasonably request.

         1.10 Indemnification.

                (a) The Company shall indemnify the Shareholder, each of its officers, directors and partners, and each person controlling the Shareholder within the meaning of Section 15 of the Securities Act, with respect to the registration, qualification or compliance which has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of
         Section 15 of the Securities Act, against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including, reasonable attorneys', accountants' and expert witnesses' fees, reasonable costs and expenses of investigation, and the reasonable costs and expenses of enforcing the indemnification (individually, a "Loss" and collectively, "Losses"), including, without limitation, Losses resulting from the defense, settlement and/or compromise of a claim and/or demand and/or assessment), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated



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         under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, provided that the Company will not be liable in any such case to the extent that any Loss arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Shareholder, controlling person of the Shareholder or underwriter and stated to be specifically for use therein.

               (b) The Shareholder shall, if its Registrable Securities are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each person controlling the Company within the meaning of Section 15 of the Securities Act, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the underwriter within the meaning of Section 15 of the Securities Act, against all Losses arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Shareholder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of the Shareholder under this subsection (b) shall be limited to an amount equal to the initial public offering price of the shares sold by the Shareholder, unless such liability arises out of or is based on willful conduct by the Shareholder.

                (c) The party entitled to indemnification under this Section
         1.10 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.10 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the



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        Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. The Indemnifying Party, in the defense of any such claim or litigation, shall not, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

        1.11 STANDOFF AGREEMENT. The Shareholder agrees, so long as it holds at least one percent (1%) of the Company's outstanding voting equity securities, in connection with the initial public offering of the Company's securities upon request of the Company or the underwriters managing an underwritten offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such a period of time (not to exceed one hundred eighty (180) days) from the effective date of registration as may be requested by the underwriters; provided, that each officer and director of the Company who owns at least one percent (1%) of the Company's outstanding voting equity securities also agrees to such restrictions; and provided further that the terms and conditions of any such standoff agreement offered to the Shareholder shall be no less favorable than those offered to any other shareholder of the Company.

        1.12 TERMINATION OF REGISTRATION RIGHTS. The right of the Shareholder to request registration pursuant to Section I shall terminate on such date as the Shareholder is entitled to immediately sell all shares of Registrable Securities held by the Shareholder under Rule 144 during any 90 day period.


                                   SECTION 2

                      SHAREHOLDER'S RIGHT OF FIRST REFUSAL

        2.1 RIGHT OF FIRST REFUSAL. The Company hereby grants to the Shareholder (the "Holder") the right of first refusal to purchase its pro rata share of all or any part of any New Securities (as defined in this Section 2.1) which the Company may, from time to time, propose to sell and issue, but only if and to the extent that the exercise of such right of first refusal is necessary for Shareholder to maintain its Equity Interest.

                (a) Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company including Common Stock and Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, con-vertible into said shares of Common Stock or Preferred Stock. Notwith-



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        standing the foregoing, "New Securities" does not include (i)
        securities offered to the public generally pursuant to a registration statement or pursuant to Regulation A under the Securities Act; (ii) securities issued in the acquisition of another corporation by the Company by merger, stock purchase, or other reorganization whereby the Company or its shareholders own not less than fifty-one percent (51%) of the voting power of the surviving or successor corporation; (iii) securities issued in connection with the purchase by the Company of substantially all of the assets of another company; (iv) securities issued in connection with the acquisition by the Company of a franchise territory from any of its franchisees; (v) securities issued in connection with any debt financing by the Company in which the majority of the consideration received is borrowed funds; (vi) securities issued pursuant to any rights or agreements, including without limitation convertible securities, options and warrants, provided that the rights of first refusal established by this Section 2.1 apply with respect to the initial sale or grant by the Company of such rights or agreements;
        (vii) stock issued in connection with any stock split, stock dividend or recapitalization by the Company and (viii) stock issued pursuant to any rights or options under any stock option plan or other similar stock plan for officers, directors, employees, independent contractors or agents of the Company not to exceed thirty percent (30%) of the total fully-diluted Common Stock then outstanding.

                (b) In the event the Company proposes to undertake an issuance of New Securities, it shall inform Holder of the fact of such proposed issuance at least thirty (30) days in advance of the closing of such issuance or if the closing of any such issuance will occur within thirty (30) days of the time that the Company initially proposes to undertake it, the Company will inform Holder of the fact of such proposed issuance promptly after it determines to undertake it, and, in addition, it shall give Holder written notice (the "Formal Notice") of its intention to undertake such issuance, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. Holder shall have fifteen (15) days from the date of receipt of the Formal Notice to agree to purchase up to Holder's pro rata share (determined on a fully diluted basis; i.e. assuming the conversion of all convertible securities and the exercise of all outstanding options and warrants) of such New Securities for the price and upon the terms specified in the Formal Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                (c) In the event Holder fails to exercise such right of first refusal within said fifteen (15) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement
        (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by Holder at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any of such New Securities without first offering such securities in the manner provided above.

              (d) The right of first refusal under this Section 2.1 shall terminate upon the earliest to occur of (i) the closing of the sale of shares of Common Stock of the Company to the public incident to a registration statement (but excluding registrations relating to employee interest or a Rule 145 Transaction filed with and declared effective by the Commission; or (ii) Shareholder holding less than three percent
        (3%) of the equity of the Company on a Common Equivalent Basis.


                                   SECTION 3

                         COMPANY'S RIGHT OF FIRST REFUSAL

        3.1 RIGHT OF FIRST REFUSAL. In addition to any other limitation on transfer created by applicable securities laws, while the Shareholder holds any Common Stock or Preferred Stock of the Company (the "Shareholder Stock"), the Shareholder will not assign, encumber or dispose of the Shareholder Stock or any interest therein, except as provided below:

                (a) If the Shareholder intends (or is required by operation of law or other involuntary transfer) to sell or transfer in any manner any Shareholder Stock to another party (the "Third Party"), the Shareholder first will offer to sell the same number (but not less) of such Shareholder Stock to the Company or its assignee at the same price, and upon the same terms (or terms as similar as reasonably possible) as the Shareholder is proposing to dispose or is to dispose, of said Shareholder Stock; provided, however, that if such transfer does not establish a price, then the price will be fair market value as determined by the Board of Directors of the Company. The Company or its assignee may elect to purchase some or all of such Shareholder Stock upon such terms within a period of thirty (30) days following receipt by the Company of written notice from the Shareholder of the terms and conditions of said proposed sale or transfer. If the Company (or its assignee) does not purchase all of such Shareholder Stock within such period, the Shareholder may sell any such Shareholder Stock not so purchased upon the same terms (or terms as similar as reasonably possible) to the identified Third Party. In the event such Shareholder Stock is not disposed of by the Shareholder upon terms substantially the same as offered to the Company within sixty (60) days following expiration of the thirty (30) day period of the Company's right of first refusal, the

        Shareholder Stock will once again be subject to the right of first refusal, as herein provided.

                (b) In the event of a transfer by operation of law or other involuntary transfer, the person acquiring the Shareholder Stock will promptly notify the Secretary of the Company of such transfer and the Company's right of first refusal will commence upon receipt by the Company of written notice by the person acquiring the Shareholder Stock.

                (c) Sections 3.1(a) and 3.1(b) shall not apply to (i) any pledge by the Shareholder of the Shareholder Stock to a Third Party as security, (ii) any transfer by the Shareholder to a Third Party in connection with that Shareholder's estate planning, (iii) any transfer by the Shareholder to a Third Party who is a member of that Shareholder's immediate family, so long as, in each case, the Third Party transferee signs a joinder agreement reasonably acceptable to the Company's counsel pursuant to which the Third Party transferee agrees in writing that any transfer of the Shareholder Stock by such Third Party transferee shall be subject to the right of first refusal and notification requirements set forth in Sections 3.1(a) and 3.1(b) and any other restrictions on transfer set forth in this Agreement (For the purpose of the preceding sentence, "immediate family" shall mean the wife or husband of the Shareholder, as the case may be, and any of the children of the Shareholder), or (iv) any transfer by the Shareholder to the Thomas Carter Lupton Trust f/b/o John T. Lupton and issue or any person who is a controlling person of the Shareholder (a "Controlling Person") so long as, in each case, (a) the Controlling Person signs a joinder agreement reasonably acceptable to the Company's counsel pursuant to which the Controlling Person expressly agrees that any transfer of the Shareholder Stock by such Controlling Person shall be subject to the right of first refusal and notification requirements set forth in Sections 3.1(a) and 3.1(b) and any other restrictions on transfer set forth in this Agreement (For the purpose of this sentence, "controlling person" shall mean a director, president or chief executive officer of the Shareholder or a person who owns ten percent or more of the outstanding equity of the Shareholder calculated on a common equivalent basis), and (b) the Controlling Person does not control any company that is a competitor of the Company (For the purpose of this sentence, "competitor" shall mean a company that operates or franchises retail stores that sell golf equipment and related products.).

                (d) The rights of first refusal contained herein will terminate upon the closing of the sale of shares of Common Stock to the public incident to a registration statement (but excluding registrations relating to employee interests or Rule 145 Transactions) filed with and declared effective by the Commission.

                (e) Certificates, representing all of the Shareholder Stock shall be imprinted with a legend satisfactory to counsel to the Company referring to the restriction on transfer set forth in this Section 3.1.


                                   SECTION 4

                      Affirmative Covenants of the Company

         The Company hereby covenants and agrees as follows:

         4.1    Financial Information.

                (a) The Company shall mail the following reports to the Shareholder for so long as the Shareholder and/or its assigns are holders of not less than one percent (1%) of the equity of the Company on a Common Equivalent Basis:

                       (1) As soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles applicable in the United States and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company.

                       (2) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within sixty (60) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such a period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles applicable in the United States (other than for accompanying notes), all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company.

                       (3) With reasonable promptness after being approved by the Company's Board of Directors, and in all events prior to the commencement of the relevant fiscal year, a copy of the Company's annual business plan and budget.

             (b) The covenants set forth in Sections 4.1(a)(1), 4.1(a)(2) and 4.1(a)(3) shall terminate and be of no further force and effect at such time as the Company is required to file reports pursuant to
         Section 13 or 15(d) of the Exchange Act.

             (c) The Shareholder acknowledges that, under this Section 4.1, it will acquire information about the, Company, its business activities and operations, its technical information and trade secrets, of a highly confidential and proprietary nature. The Shareholder agrees to hold such information in strict confidence and shall not reveal the same to any third party or use the same in any way, except to third party professional advisors on a need-to-know basis but only if such third party professional advisors agree to keep such information confidential upon receipt thereof.


                                     SECTION 5

                                   Miscellaneous

        5.1 Further Actions. Each party hereto agrees that it will, at any time and from time to time after the date hereof, upon reasonable request of the other party hereto, do, execute, perform, acknowledge and deliver all such further acts, deeds, assignments, certificates, transfers, conveyances and assurances as may be reasonably required for the consummation of the transactions contemplated hereunder.

        5.2 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware without reference to conflicts of law principles.

        5.3 Dispute Resolution--Arbitration. In the event of a dispute between the parties hereto, such parties agree to submit the matter to binding arbitration to be conducted under the auspices of the American Arbitration Association (hereinafter referred to as "AAA").

             (a) The dispute shall be resolved in accordance with the Commercial Arbitration Rules in effect for AAA, which form of rules pertaining on the date of the demand for arbitration shall apply and govern the arbitration proceeding.

             (b) The arbitration shall be held in the State of Delaware, at such place as shall be designated by the arbitrator. Delaware law, both substantive and procedural, shall govern the proceedings.

                (c) All procedural rules for arbitration shall be strictly followed in resolving disputes under this Agreement, whether by the arbitrator, or by a court of competent jurisdiction in enforcing such provisions.

                (d) The dispute shall be resolved by a single arbitrator. The arbitrator shall be a member of the Delaware State Bar, actively engaged in the practice of law for at least ten (10) years, with expertise in the process of deciding disputes and/or interpreting contracts (in the particular field of law involving the subject controversy). If the parties cannot agree on an arbitrator after having been presented with three (3) lists of potential candidates by AAA, AAA shall select an arbitrator from among its commercial arbitration panel members who are retired Delaware judges.

                (e) The parties may resort to the courts for injunctive relief pending arbitration, without thereby waiving arbitration.

                (f) The arbitration shall be conducted in the English language in Delaware, according to the rules of evidence contained in Delaware law.

                (g) In rendering the award, the arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of Delaware, as though the arbitrator was a court of competent jurisdiction in Delaware.

                (h) The award must be accompanied by a written statement of decision. The award will be final and binding in the absence of manifest mistake or fraud. Judgment on the award may be entered in any court of competent jurisdiction,

                (i) The arbitrator shall have the discretion to order a prehearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, an examination by deposition of parties and third-party witnesses.

                (j) Any prevailing party is entitled to recover costs (and expenses) which shall include reasonable attorney's fees as well as the fees and expenses of the arbitrators and the administrative fees of AAA. A "prevailing party" shall be a party in whose favor any portion of the award is rendered and that is determined by the arbitrator to be the prevailing party.

                (k) The arbitrator shall have the authority to employ the law and motion process and to award any remedy or relief that a court of the State of Delaware could order or grant, including, without limitation, rescission, specific performance of any obligation created under the agreement, the awarding of punitive damages, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration or judicial process.

                (1) The issue of fraud in the inducement of a contract containing an arbitration clause, such as this contract, may be decided by the arbitrator and not by the court, unless it is alleged that fraud permeated the entire contract.

        5.4 Successors and Assigns. Except as otherwise provided herein, the provisions hereof, including without limitation Section 1 hereof, shall inure to the benefit of, and be binding upon, the permitted successors, assigns, heirs, executors and administrators of the parties hereto without the consent of the Company; provided, however, that the rights of Shareholder pursuant to
Section 2 hereof are personal to Shareholder and may not be assigned to, or exercised by or for the benefit of, any third party (whether or not such third party purchases shares of Series D Preferred Stock from Shareholder) without the prior written consent of the Company.

        5.5 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

        5.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed at such address as the Shareholder and the Company shall have furnished to each other in writing. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

        5.7 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Shareholder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of the Shareholder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Shareholder of any breach or default under this Agreement, or any waiver on the part of the Shareholder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set for in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Shareholder, shall be cumulative and not alternative.

        5.8 Expenses. The Company and the Shareholder shall each bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, except as otherwise specifically provided with respect to expenses of registration under Section I hereof.

        5.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

        5.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

        The foregoing Agreement is hereby executed as of the date first above written.

                                        NEVADA BOB'S HOLDINGS, INC.

                                        /s/ John N. Baldwin
                                        --------------------------------------
                                        By: John N. Baldwin
                                        Its: President



                                        THE ARNOLD PALMER GOLF
                                        COMPANY

                                         /s/ George H. Nichols
                                        --------------------------------------
                                        By: George H. Nichols
                                        Its: President